UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) January 12, 2022
Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 12, 2022, Quotient Technology Inc. (the “Company”) delivered a letter (the “Letter”) to Glenn W. Welling of Engaged Capital, LLC in response to his press release and Schedule 13D/A filing of January 10, 2022. A copy of the Letter is furnished with this report as Exhibit 99.1.

The information in this Item 7.01 and the Letter is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing. The furnishing of the information in this report and the Letter is not intended to, and does not, constitute a determination or admission by the Company that the information in this report or the Letter is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1    Letter dated January 12, 2022

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Quotient Technology Inc.
By: /s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary
Date: January 12, 2022